Exhibit 1.01

Avago Technologies Limited

Conflict Minerals Report

For The Calendar Year Ended December 31, 2014

This Conflict Minerals Report (this “Report”) of Avago Technologies Limited for the calendar year ended December 31, 2014 (the “Reporting Period”) is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”) and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”) for the Reporting Period filed with the Securities and Exchange Commission (the “SEC”). The Rule imposes certain reporting and disclosure obligations on SEC registrants for which cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (“conflict minerals”) are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by the registrant. References in this Report to “Avago,” “the Company,” “we,” “our,” or “us” refer to Avago Technologies Limited and its subsidiaries, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Company and Product Overview

We are a leading designer, developer and global supplier of a broad range of semiconductor devices with a focus on analog III-V based products and complex digital and mixed signal complementary metal–oxide–semiconductor based devices. We offer analog products based on III-V semiconductor materials, which have higher electrical conductivity than silicon and thus tend to have better performance characteristics in radio frequency and optoelectronic applications. III-V refers to elements from the 3rd and 5th groups in the periodic table of chemical elements, and examples of these materials are gallium arsenide, gallium nitride, and indium phosphide. We have a history of innovation and offer thousands of products that are used in end products such as smartphones, hard disk drives, computer servers, consumer appliances, data networking and telecommunications equipment, enterprise storage and servers, and factory automation and industrial equipment. We have four reportable segments: wireless communications, enterprise storage, wired infrastructure and industrial & other, which align with our principal target markets. We differentiate ourselves through our high performance design and integration capabilities and focus on developing products for target markets where we believe we can earn attractive margins.

Design of Conflict Mineral Program

Avago’s due diligence framework with regards to conflict minerals, which is summarized below, is designed to conform in all material respects with the Organization for Economic Co-operation and Development (“OECD”) Guidance for Responsible Supply Chains for Minerals from Conflict-Affected and High Risk Areas, and the Supplements on Tin, Tantalum and Tungsten and on Gold.

Step 1- Establish strong company management systems:

•	Adopt a Conflict Mineral Policy and make it publicly available on our website (http://www.avagotech.com/pages/corporate/citizenship/the_environment/ ).

•	Establish an internal conflict minerals team led by our Global Quality organization to implement our conflict minerals policy, which reports program activities to executive management on a regular basis.

•	Establish a public email address (avago.conflict-minerals@avagotech.com) and a webpage on our website (http://www.avagotech.com/pages/contact/) for general inquiries.

•	Establish a grievance mechanism to enable employees, suppliers and stakeholders to report any concerns and violations.

•	Maintain records relating to our conflict minerals program .

•	Utilize the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”) to identify smelters and refiners that process the necessary conflict minerals contained in our products.

Step 2- Identify and assess risks in the supply chain

•	Survey our supply chain using the CMRT, requesting identified direct suppliers to identify smelters and refiners and country of origin of the conflict minerals.

•	Contact suppliers who returned CMRT with trigger items to follow up based on internally defined criteria.

•	Compare our final smelters and refiners list against the list of facilities maintained by the Conflict-Free Smelters Program (“CFSP”) to identify which smelters and refiners are certified “conflict-free” (CFSP-compliant) or active.

Step 3- Design and implement a strategy to respond to identified risks

•	Devise a risk management plan to respond to identified risk in the event that Avago’s due diligence process identifies smelters in the supply chain to be sourcing or processing conflict minerals from DRC or adjoining countries (together, the “DRC”), and have not been certified “conflict-free”.

•	Perform risk mitigation efforts by encouraging suppliers to purchase materials from smelters or refiners validated as “conflict-free” by an independent auditor to demonstrate compliant with the CFSP assessment protocols and implement due diligence measures for conflict-free sourcing.

•	Contact smelters and refiners who are not certified “conflict-free” or active, whose email contact information is available from CFSI, to participate in an independent third party audit program to demonstrate compliant with the CFSP assessment protocols.

•	Provide status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly.

Step 4- Independent third-party audit of smelter/refiner’s due diligence practices

•	Avago supports the development of a range of tools and resources including the CFSP, the CMRT, Reasonable Country of Origin Inquiry data and a range of guidance documents on conflict minerals sourcing through our membership with CFSI.

•	As Avago does not source directly from conflict minerals processing facilities, we rely on CFSP to coordinate independent third-party audits on smelters and refiners.

Step 5- Report annually on supply chain due diligence

•	In accordance with the Rule, Avago will file a Form SD and Conflict Minerals Report (“CMR”) with SEC on an annual basis. Our CMR is also available on our website (http://www.avagotech.com/pages/corporate/citizenship/the_environment/).

Description of Due Diligence Measures Performed

•	Sent our policy to suppliers to communicate the Company’s goal, expectations to co-operate in providing due diligence information, encouraged suppliers to purchase materials from smelters or refiners validated as “conflict-free” by an independent auditor demonstrated compliant to CFSP assessment protocols and requested that suppliers return a completed CMRT.

•	Contacted suppliers who returned the CMRT with trigger items to follow up based on internally defined criteria.

•	Compared our final smelters and refiners list (compiled based on information received from suppliers) against the list of facilities maintained by CFSP to identify which smelters and refiners are certified “conflict-free” or active.

•	Performed outreach via email to smelters and refiners who are not certified “conflict-free” or active, whose email contact information is available from CFSI, by sending CFSI’s standard smelter engagement letter inviting them to commence their participation in an independent third party audit program to demonstrate their compliance with the CFSP assessment protocols.

•	Provided status reports including information on the source and chain of custody of conflict minerals in our supply chain to our senior management regularly, at least once a quarter.

Results of Our Due Diligence Measures

Avago uses tin, tantalum, tungsten and gold (“3TG”) in the design and manufacture of many of its products and is therefore a “downstream” company in the conflict mineral supply chain. Due to the nature of our supply chain, we do not typically have a direct relationship with 3TG smelters and refiners. Our manufacturing operations employ a wide variety of semiconductors, electromechanical components and raw materials that are also supplied by other downstream companies in the supply chain. Our due diligence process involves seeking data from our relevant suppliers, and these suppliers seeking similar information from their supply chain in order to identify the sources for the necessary conflict minerals. We rely on the good faith efforts of our supply chain to provide us with reasonable data. We also depend largely on information collected and provided by CFSI obtained through their independent third party audit programs. We achieved a response rate of 98% for our supply chain survey.

Many of our suppliers sourced 3TG from a variety of upstream sources and provided information to us on an aggregated, company-wide level. Due to the fungible nature of these materials, we understand that these suppliers were unable to trace the 3TG that they source into the products provided to any particular customers (including Avago). As a result, our list of facilities potentially contains more facilities that are actually used in our supply chain. In addition, our list of facilities may not include all the smelters and refiners in our supply chain as our suppliers were unable to identify the smelters and refiners of some of the conflict minerals and not all of our suppliers responded to our survey.

We compare smelters and refiners declared by our suppliers against the list of facilities that are certified “conflict free” by the CFSP and obtain countries of origin information (when available) from CFSI. We have identified 253 smelters and refiners determined to be legitimate processing facilities by the CFSI, of which 132 have been validated as CFSP-compliant (certified “conflict-free”), 53 are listed as “Active” as they are at various stage of the audit cycle in the CFSP, and the remaining 68 have no known participation in the CFSP. However, we were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals because, for this reporting period, many smelter and refiner facilities had not yet received a “conflict free” designation.

As reported to us by our relevant suppliers, we have included a list of smelters and refiners determined to be legitimate processing facilities by the CFSI and the locations of these facilities at the end of this report.

Ongoing Improvement Efforts

For the next reporting period, Avago intends to implement steps to further mitigate the risk that conflict minerals that are necessary to the functionality or production of our products finance or benefit armed groups in the DRC.

These steps include:

a.	work with relevant suppliers to update their conflict minerals reporting template using the latest CMRT, and verify the identified smelters with the latest CFSI’s updated CFSI list;

b.	continue to refine our conflict minerals program to improve our reasonable due diligence measures in our effort to determine the source and chain of custody of conflict minerals;

c.	continue to work with suppliers and others on industry-wide solutions to enable products that are DRC conflict free;

d.	as required by the Rule, obtain an independent private sector audit for the Report for next reporting period; and

e.	adopt conflict mineral language to be included in the Company’s contract provisions and/or purchase orders.

Tables of Our Conflict Minerals Processing Smelters or Refiners

The smelter and refiner facility names and country location set forth in the lists below are based on information provided by CFSI as of 19th February 2015.

Table 1: Smelters and refiners that have been certified “conflict-free” (CFSP-compliant)

Metal	Smelter or Refiner Name	Country Location
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	L’ azurde Company For Jewelry	Saudi Arabia

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China

Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd	China
Tantalum	Hi-Temp	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	OMSA	Bolivia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Putra Karya	Indonesia

Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd	China

Table 2: Smelters and refiners that have not been certified conflict-free but actively working towards it (Active)

Metal	Smelter or Refiner Name	Country Location
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Cendres & Métaux SA	Switzerland
Gold	Sabin Metal Corp.	United States
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Yamamoto Precious Metal Co. Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Tantalum	King-Tan Tantalum Industry Ltd	China
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	EM Vinto	Bolivia

Tin	Fenix Metals	Poland
Tin	Metallo Chimique	Belgium
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	Pt Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam

Table 3: Smelters and refiners that have not been certified conflict-free and with no known participation in CFSP

Metal	Smelter or Refiner Name	Country Location
Gold	* Chugai Mining	Japan
Gold	* Do Sung Corporation	Korea, Republic Of

Gold	* Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	* Korea Metal Co. Ltd	Korea, Republic Of
Gold	* Samwon Metals Corp.	Korea, Republic Of
Gold	* Torecom	Korea, Republic Of
Tin	* CNMC (Guangxi) PGMA Co. Ltd.	China
Tungsten	* A.L.M.T. Corp.	Japan
Tungsten	* Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	* Wolfram Company CJSC	Russian Federation
Gold	Advanced Chemical Company	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Doduco	Germany
Gold	Faggi Enrico S.p.a	Italy
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Industry Group	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Uralelectromed	Russian Federation
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	So Accurate Group, Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tin	CV Makmur Jaya	Indonesia

Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Metallic Resources Inc	United States
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Hanjaya Perkasa Metals	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China

*	According to CFSI, these smelters or refiners are in communication with CFSI with regards to CFSP participation.